UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

SOY ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Iowa	000-53112	20-4026473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 n. mAIN STREET P. O. BOX 663 MARCUS, iowa		51035
(Address of principal executive offices)		(Zip Code)

(712) 376-2081

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 24, 2010, the Company held the Annual Meeting of Members.  At the meeting, the members voted to approve three proposals.  The first proposal was to approve the new business plan. The second proposal was to approve the adoption of the Amended and Restated Operation Agreement.  The third proposal was to approve adjourning the meeting.

Proposal	For	Against	Abstain
Approval of New Business Plan	20,221	4,107	145
Operating Agreement Amendment	21,002	3,031	440
Meeting Adjournment	21,097	2,793	583

The Board of Directors determined using the discretion given to them by the members under the third proposal’s approval to adjourn the meeting was not necessary and the meeting was closed. The foregoing description of the proposals are qualified entirely by reference to the more complete description in the definitive proxy statement filed by the Company on May 18, 2010 and as amended on June 14, 2010.

Item 7.01 Regulation FD Disclosure

On June 28, 2010, the Company posted on its website the results of the members vote on the three proposals at the 2010 Annual Meeting held on June 24, 2010.

Item 9.01 Financial Statements and Exhibits

(a)   None.

(b)   None.

(c)   None.

(d)   None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOY ENERGY, LLC

June 30, 2010	/s/ Charles Sand
Date	Charles Sand, President

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